                                                                      EXHIBIT 21

                         SUBSIDIARIES OF ARCH COAL, INC.

The following is a complete list of the direct and indirect subsidiaries of Arch Coal, Inc., a Delaware corporation:

                                                                JURISDICTION OF
                   NAME                                      INCORPORATION/FORMATION
                   ----                                      -----------------------
                   Allegheny Land Company                            Delaware
                   Apogee Coal Company                               Delaware
                   Arch Coal Sales Company, Inc.                     Delaware
                   Arch Coal Terminal, Inc.                          Delaware
                   Arch Energy Resources, Inc.                       Delaware
              (1)  Arch of Wyoming, LLC                              Delaware
                   Arch Reclamation Services, Inc.                   Delaware
              (1)  Arch Uinta, LLC                                   Delaware
                   Arch Western Acquisition Corporation              Delaware
              (2)  Arch Western Resources, LLC                       Delaware
                   Ark Land Company                                  Delaware
                   Ashland Terminal, Inc.                            Delaware
              (1)  AU Sub, LLC                                       Delaware
              (3)  Canyon Fuel Company, LLC                          Delaware
              (4)  Catenary Coal Company                             Delaware
                   Catenary Coal Holdings, Inc.                      Delaware
                   Coal-Mac, Inc.                                    Kentucky
              (4)  Cumberland River Coal Company                     Delaware
                   Energy Development Co.                            Iowa
              (5)  Hobet Mining, Inc.                                West Virginia
              (5)  Julian Tipple, Inc.                               Delaware
              (4)  Lone Mountain Processing, Inc.                    Delaware
                   Mingo Logan Coal Company                          Delaware
              (1)  Mountain Coal Company, L.L.C.                     Delaware
                   Mountain Gem Land, Inc.                           West Virginia
                   Mountain Mining, Inc.                             Delaware
                   Mountaineer Land Company                          Delaware
                   P. C. Holding, Inc.                               Delaware
                   Paint Creek Terminals, Inc.                       Delaware
              (1)  State Leases LLC                                  Delaware
              (1)  Thunder Basin Coal Company, L.L.C.                Delaware
              (6)  Western Energy Resources, Inc.                    Delaware


(1)      Owned by Arch Western Resources, LLC.
(2) Arch Western Acquisition Corporation owns a 99% membership interest in Arch Western Resources, LLC.
(3) Arch Western Resources, LLC owns a 65% membership interest in Canyon Fuel Company, LLC.
(4)      Owned by Catenary Coal Holdings, Inc.
(5)      Owned by Mountain Mining, Inc.
(6)      Owned by Ark Land Company.